EXHIHBIT 3.1

[LOGO]DEAN HELLER
      Secretary of State
      206 North Carson Street
      Carson City, Nevada 89701-4299
      (775) 684-5708
      Website: secretaryofstate.biz

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Articles of Incorporation
  (PURSUANT TO NRS 78)
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Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1.    Name of Corporation              PADOVA INTERNATIONAL U.S.A.

2.    Resident Agent                   Corporate Service Center Inc.
      Name and Street Address:         Name
                                       350 S. Center Street, Suite 500          Reno                NV               89501-2114
      (must be a Nevada address        Street Address                           City                State            Zip Code
      where process may be
      served)
                                       Optional Mailing Address                 City                State            Zip Code

3.    Shares:
      (number of shares
      corporation authorized to        Number of shares                                            Number of shares
      issue                            with par value:            75,000     Par value:   No Par   without par           None
                                                                                          Value    value:

4.    Name & Addresses,                1.   Donald Dallape Of Board of Name
      Directors/Trustees:                   33532 Avenita Calita                San Juan Capistrano CA               92675
                                            Street Address                      City                State            Zip Code
      (attach additional page
                                       2.   Scott Swendener
      there is more than 3                  Name
      directors/trustees)

                                            32772 Pointe Sterling Unit H.       Dana Point          CA               92629
                                            Street Address                      City                State            Zip Code
                                       3.

                                            Name

                                            Street Address                      City                State            Zip Code


5.    Purpose:                         The purpose of this Corporation shall be:
      (optional - see instructions)    To engage in and carry on any lawful business activity and acts desirable to accomplish such purposes.

6.    Names, Address                   Scott Swendener                          /s/ Scott Swendener
      and Signature of                 Name                                     Signature
      Incorporator.                    32772 Pointe Sterling Unit H.            Dana Point          CA               92629
      (attach additional page          Address                                  City                State            Zip Code
      there is more than 1
      incorporator)

7.    Certificate of Acceptance
      of Appointment of                /s/ Trevor C. Rowley                                                01/30/02
      Resident Agent:                  Authorized Signature of R. A. or On Behalf of R. A. Company         Date

                            This form, must be accompanied by appropriate fees. See attached fee schedule.

                            ARTICLES OF INCORPORATION

                           Padova International U.S.A.

THE UNDERSIGNED PERSON, acting as Incorporator of a corporation under the provisions of the Nevada General Corporation Law, adopts the following Articles of Incorporation:

      FIRST. The name of the corporation is:

      Padova Internation U.S.A.

      SECOND. The street address of the corporation's resident agent and the principle or statutory address of this corporation in the State of Nevada shall be:

                         CORPORATE SERVICE CENTER, INC.
                         350 S Center Street, Suite 500
                       Reno, Washoe County, NV 89501-2114

      This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada as well as within the State of Nevada.

      THIRD. The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the Law and not limited by the Statutes of Nevada, or any other state in which it conducts its business.

      FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is SEVENTY FIVE THOUSAND (75,000) shares of stock with NO par value, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

      FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one
(1). The name and post office address of the first Board of Directors, which shall be one (1) in number, shall be listed as follows:

                                TREVOR C. ROWLEY
                          350 S Center Street, Ste 500
                               Reno, NV 89501-2114

      SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

      SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

                                TREVOR C. ROWLEY
                          350 S Center Street, Ste 500
                               Reno, NV 89501-2114

      EIGHTH. The corporation is to have perpetual existence.

      NINTH. Any corporate officer, director, or shareholder of this corporation shall not, in the absence of fraud, be prohibited from dealing with this corporation either as vendor, purchaser or otherwise. A pecuniary interest in any transaction by any such director, shareholder or officer shall not disqualify him in any way from acting in his corporate capacity. No director nor officer, nor any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested in any manner be disqualified from dealing with the corporation as a result of the association. No director nor officer, nor any firm, association, or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its shareholders for any profit realized by him from or through any such transaction or contract, it being the express purpose and intent of the Article to permit this corporation to buy from, sell to, or otherwise deal with the partnerships, firms, or corporations of directors and officers of the corporation, or any one or more of them who may have pecuniary interest, and the contracts of this corporation, in the absence of fraud, shall not be void or voidable or affecting in any manner by reason of such position. Furthermore, directors of this corporation may be counted for a quorum of the Board of Directors of this corporation at a meeting even though they may be pecuniarily interested in matters considered at a meeting; any action taken as such a meeting with reference to such matters by a majority of the disinterested directors shall not be void or voidable by this corporation in the absence of fraud.

      TENTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer, however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

      ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this Tuesday, January 29, 2002.

/s/ Trevor C. Rowley
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Trevor C. Rowley
Incorporator

Washoe County

      On this Tuesday, January 29, 2002, in the City of Reno, before me, the undersigned, a Notary Public in and for Washoe County, State of Nevada, personally appeared TREVOR C. ROWLEY, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

/s/ Judy G. Corchero
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Judy G. Corchero
Notary Public